UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2021

ScanSource, Inc.

(Exact name of registrant as specified in its charter)

SC	00-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court, Greenville, SC	29615
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (864) 288-2432

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	SCSC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Agreement.

On December 23, 2021, ScanSource, Inc., together with certain of its subsidiaries, entered into an Amendment No. 1 (the “Amendment”) to its Second Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A. as Administrative Agent, and certain lenders named therein (the “Agreement”).

The Amendment, among other things, replaces LIBOR as the benchmark rate for non-U.S. Dollar loans under the Agreement and provides for an interpolated rate for 7-day LIBOR for U.S. Dollar loans.

The foregoing description is qualified by reference to the full and complete terms of the Agreement as amended by the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 are incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

10.1	Amendment to Second Amended and Restated Credit Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

	By:	/s/ Michael L. Baur
Date: December 23, 2021	Name:	Michael L. Baur
	Its:	Chief Executive Officer